Exhibit 23.1

Tel: 215-564-1900 Fax: 215-564-3940 www.bdo.com	1801 Market Street, Suite 1700 Ten Penn Center Philadelphia, PA 19103

Consent of Independent Registered Public Accounting Firm

Customers Bancorp, Inc.
Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Customers Bancorp, Inc. of our reports dated March 8, 2017, relating to the consolidated financial statements and the effectiveness of Customers Bancorp, Inc.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
June 2, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.